                                                                     EXHIBIT 4.3


NO.  W__________                             VOID AFTER 3:30 P.M. ________, 2003


                                                                        WARRANTS


REDEEMABLE WARRANT CERTIFICATE TO
PURCHASE ONE SHARE OF COMMON STOCK


                       AUTOMOTIVE ONE PARTS STORES, INC.

                                                               CUSIP 05329F 10 9



THIS CERTIFIES THAT, FOR VALUE RECEIVED

or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, $.01 par value, of Automotive One Parts Stores, Inc., a Florida corporation (the "Company"), at any time from _____, 1998 and prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $7.20 per share, subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated _________, 1998, by and between the Company and the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 3:30 P.M. (New York time) on _______, 2003. If each such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 3:30 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that, if required by the Act, and unless during any period it is not reasonably likely that the Warrants will be exercised, it will file a registration statement under the act, use its best efforts to cause the same to become effective, keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration or transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant Represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Subject to the provisions of the Warrant Agreement, this warrant may be redeemed at the option of the Company, at a redemption price of $.10 per Warrant, at any time, provided that (i) the average closing bid price for the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or
(ii) the average closing sale price on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange, or (iii) the average closing sale price in the over-the-counter market as furnished by The National Quotation Bureau, Inc., or NASD historical research department, if the Common Stock is not listed or admitted for trading on any national securities exchange, and is not reported by NASDAQ, shall have for ten (10) consecutive trading days ending on the third day prior to the Notice of Redemption, as defined below, exceeded $9.00 per share (subject to adjustment in the event of any stock splits or other similar events). Notice of redemption (the "Notice of Redemption") shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.10 per Warrant upon surrender of this Certificate.

     Under certain circumstances, Nutmeg Securities, Ltd., its successors and assigns shall be entitled to receive an aggregate of three percent (3%) of the Purchase Price of the Warrants represented hereby.

     Prior to due presentment for registration or transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to conflicts of laws.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.




                                               AUTOMOTIVE ONE PARTS STORES, INC.

SEAL

                                               By:______________________________
                                                       President


                                               By:______________________________
                                                       Secretary

                               SUBSCRIPTION FORM
     To Be Executed by the Registered Holder in Order to Exercise Warrants

     The undersigned Registered Holder hereby irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of

                        PLEASE INSERT SOCIAL SECURITY OR
                            OTHER IDENTIFYING NUMBER

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
                    (please print or type name and address)
and be delivered to:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
                    (please print or type name and address)

and if such Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                   IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

1.   The exercise of this Warrant was
     solicited by Nutmeg Securities, Ltd.      [ ]

2.   The exercise of this Warrant was
     solicited by ______________________.      [ ]

3.   If the exercise of this Warrant was
     not solicited, please check the
     following box.                            [ ]

Dated: _____________________   X________________________________________________

                               _________________________________________________

                               _________________________________________________
                                                   Address
                               _________________________________________________
                               Social Security or Taxpayer Identification Number

                               _________________________________________________

                               _________________________________________________
                                             Signature Guaranteed

                               _________________________________________________

                                   ASSIGNMENT
      To Be Executed by the Registered Holder in Order to Assign Warrants

     FOR VALUE RECEIVED, __________________________________________, hereby sells, assigns, and transfer unto

                       PLEASE INSERT SOCIAL SECURITY OR
                            OTHER IDENTIFYING NUMBER

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
                    (please print or type name and address)
______________________of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints____________________________________________________, Attorney to
transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ________________        X_______________________________________________
                                              Signature Guaranteed

                                _______________________________________________
                                THE SIGNATURE TO THE ASSIGNMENT OR THE SUB-
                                SCRIPTION FORM MUST CORRESPOND TO THE NAME AS
                                WRITTEN UPON THE FACE OF THIS WARRANT CERTIFI-
                                CATE IN EVERY PARTICULAR WITHOUT ALTERATION OR
                                ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST
                                BE GUARANTEED BY A COMMERCIAL BANK OR TRUST
                                COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK
                                EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC
                                STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR
                                BOSTON STOCK EXCHANGE.